EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated February 10, 1999, relating to the consolidated financial statements of UB&T Financial Services Corporation and subsidiary for the year ended December 31, 1998, contained in the annual report on Form 10-KSB for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                            /s/  Mauldin & Jenkins, LLC

Atlanta, Georgia
December 20, 1999